Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V37827-P05696 Your Vote Counts! 1STDIBS.COM, INC. 300 PARK AVENUE SOUTH, 10TH FLOOR NEW YORK, NY 10010 1STDIBS.COM, INC. 2024 Annual Meeting of Stockholders Vote by May 8, 2024 11:59 PM ET You invested in 1STDIBS.COM, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting of Stockholders. This is an important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 9, 2024. Vote Virtually at the Meeting* May 9, 2024 1:00 PM EDT Virtually at: www.virtualshareholdermeeting.com/DIBS2024 *Please check the meeting materials for any special requirements for meeting attendance. Get informed before you vote View the Annual Report and Notice and Proxy Statement online OR you can request a free paper or email copy of the materials prior to April 25, 2024. If you would like to request a copy of the materials for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639, or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy of the materials.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V37828-P05696 THIS IS NOT A VOTABLE BALLOT This is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information about the proposals being presented at the upcoming Annual Meeting of Stockholders. Please follow the instructions on the reverse side to access and review the proxy materials before voting. 1. The election of two Class III directors to serve until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified. For Nominees: 01) Lori A. Hickok 02) Brian J. Schipper 2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. For NOTE: In their discretion, each of the proxies is authorized to vote upon and to transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.